Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-80477 and 333-91423) of our report dated March 14, 2005 relating to the financial statements and financial statement schedule of Albany Molecular Research, Inc., which appears in Albany Molecular Research Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/  PricewaterhouseCoopers LLP

Albany, New York

March 13, 2006